Exhibit 99.1

Axogen, Inc. Provides Update on FDA Review Timeline for Avance® Nerve Graft

FDA PDUFA Goal Date Extended by Three Months
ALACHUA, FL and TAMPA, FL – August 25, 2025 – Axogen, Inc. (NASDAQ: AXGN), a global leader in developing and marketing innovative surgical solutions for the restoration of peripheral nerve function, today announced that the U.S. Food and Drug Administration (the “FDA”) has extended the Prescription Drug User Fee Act (“PDUFA”) goal date for its Biologics License Application (“BLA”) for Avance® Nerve Graft by three months to December 5, 2025.

On August 22, 2025, the Company received a communication from the FDA indicating that the information submitted by the Company in response to an FDA information request, which included substantial new manufacturing and facility data not previously reviewed by the Agency, was deemed a Major Amendment to its BLA. Under FDA guidelines, this designation allows for additional time to review the submission. As a result, the FDA has extended the PDUFA goal date to December 5, 2025.

The FDA also informed the Company that it now anticipates providing feedback on product labeling in November 2025, consistent with PDUFA review procedures.

“We appreciate the FDA’s thorough review and look forward to continuing our engagement with the agency to complete the transition of Avance Nerve Graft from a tissue product to a BLA-approved biologic,” said Michael Dale, Axogen’s Chief Executive Officer.

About Axogen
Axogen (AXGN) is the leading company focused specifically on the science, development and commercialization of technologies for peripheral nerve regeneration and repair. Axogen employees are passionate about providing the opportunity to restore nerve function and quality of life for patients with peripheral nerve injuries by providing innovative, clinically proven and economically effective repair solutions for surgeons and healthcare providers. Peripheral nerves provide the pathways for both motor and sensory signals throughout the body. Every day people suffer traumatic injuries or undergo surgical procedures that impact the function of their peripheral nerves. Physical damage to a peripheral nerve or the inability to properly reconnect peripheral nerves can result in the loss of muscle or organ function, the loss of sensory feeling, or the initiation of pain.
Axogen’s product portfolio includes Avance® Nerve Graft, a biologically active off-the-shelf processed human nerve allograft for bridging severed peripheral nerves without the comorbidities associated with a second surgical site; Axoguard Nerve Connector®, a porcine (pig) submucosa extracellular matrix (“ECM”) coaptation aid for tensionless repair of severed peripheral nerves; Axoguard Nerve Protector®, a porcine submucosa ECM product used to wrap and protect damaged peripheral nerves and reinforce the nerve reconstruction while minimizing soft tissue attachments; Axoguard HA+ Nerve Protector™, a porcine submucosa ECM base layer coated with a proprietary hyaluronate-alginate gel, a next-generation technology designed to enhance nerve gliding and provide short- and long-term protection for peripheral nerve injuries; Axoguard Nerve Cap®, a porcine submucosa ECM product used to protect a peripheral nerve end and separate the nerve from the surrounding environment to reduce the development of symptomatic or painful neuroma; and Avive+ Soft Tissue Matrix™, a multi-layer amniotic membrane allograft used to protect and separate tissues in the surgical bed during the critical phase of tissue healing. The Axogen portfolio of products is available in the United States, Canada, Germany, the United Kingdom, Spain, South Korea and several other countries. For more information, visit www.axogeninc.com.
Cautionary Statements Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the potential approval, timing of regulatory review and labeling feedback for Avance Nerve Graft. Words such as “anticipate,” “expect,” “plan,” “intend,” “may,” “will,” “could,” “should,” “potential,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

Readers are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are based on current expectations and assumptions and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These risks and uncertainties include, but are not limited to, the timing and outcome of FDA review, potential requests for additional data or information, the possibility of delays, and other risks described in the “Risk Factors” section of Axogen’s filings with the Securities and Exchange Commission (SEC).

Axogen undertakes no obligation to update any forward-looking statements contained in this press release as a result of new information, future events, or otherwise, except as required by law.